Exhibit 32.2
Certification of the Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
I, Richard T. Marabito, the Chief Financial Officer and Treasurer of Olympic Steel, Inc. (the “Company”), certify that to the best of my knowledge, based upon a review of this report on Form 10-Q for the period ended September 30, 2010 of the Company (the “Report”):
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

By:	/s/ Richard T. Marabito
Richard T. Marabito
Olympic Steel, Inc. Chief Financial Officer and Treasurer November 4, 2010

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